Exhibit 10.1
FIRST AMENDMENT
TO THE
PNM RESOURCES, INC.
SECOND AMENDED AND RESTATED
OMNIBUS PERFORMANCE EQUITY PLAN

PNM Resources, Inc. (the “Company”) previously established the “PNM Resources, Inc. Omnibus Performance Equity Plan” (the “Plan”).  The Plan has been revised on a number of occasions and was most recently amended and restated in its entirety effective as of May 19, 2009 by the adoption of the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan.  By this instrument, the Company wishes to amend the Plan to increase the total number of shares available for issuance under the Plan as Restricted Stock, Restricted Stock Rights, Performance Shares and Performance Unit Awards and to make other technical changes to bring the Plan into agreement with current ISS proxy voting guidelines.
1.  This First Amendment shall be effective as of the date on which it is approved by the Company’s shareholders at the Company’s 2011 Annual Meeting.
2.  Section 4.2 (Administration – Awards) of the Plan is hereby amended and restated in its entirety to read as follows:
4.2           Awards.   The Committee shall have the authority, in its sole discretion, to determine the Participants who are entitled to receive Awards under the Plan, the types of Awards, the times when Awards shall be granted, the number of Awards, the purchase price or exercise price, if any, the period(s) during which such Awards shall be exercisable (whether in whole or in part), the restrictions applicable to Awards, the form of each Award Agreement, which need not be the same for each Participant, and the other terms and provisions of any Award (which need not be identical).  The Committee shall have the authority to modify existing Awards, subject to Section 17 of this Plan.  Notwithstanding the foregoing, the Committee will not have the authority to (i) accelerate the vesting or waive the forfeiture of any Performance-Based Awards, or (ii) amend or adjust the terms of any outstanding Award to reduce the exercise price or purchase price of any outstanding Award, including any Option or SAR or cancel any outstanding Option or SAR in exchange for cash or any other Award or in exchange for any other Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR without the approval of the

Company’s shareholders, other than an adjustment upon occurrence of any of the events indicated in Section 5.3.

3.  Section 5.1  (Stock Subject to Plan – Number) of the Plan is hereby amended and restated in its entirety to read as follows:

5.1           Number.  The total number of shares of Stock subject to all Awards under the Plan may not exceed 12,343,000, subject to adjustment upon occurrence of any of the events indicated in Section 5.3.  The number of shares of Stock subject to Restricted Stock, Restricted Stock Right, Performance Share and Performance Unit Awards may not exceed 3,240,000, subject to adjustment upon occurrence of any of the events indicated in Section 5.3.  The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or treasury Stock not reserved for any other purpose.

4.  Section 14.1 (Non-Transferability – General) of the Plan is hereby amended by replacing the first sentence thereof:

The Committee may, in its sole discretion, determine the right of a Participant to transfer any Award granted under Plan, provided that in no event may an Award be transferred for value or consideration.

5.  This First Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect.  Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.
IN WITNESS WHEREOF, PNM Resources, Inc. has caused this First Amendment to be executed as of this 17th day of May, 2011.

PNM RESOURCES, INC.

By:       /s/ P. K. Collawn
         Its:  President and Chief Executive Officer